                                                                    Exhibit 99.1

                               AUDITORS' REPORT

To the Shareholder of
E-TEK Electrophotonics Solutions Corporation
(formerly Electrophotonics Corporation)

  We have audited the balance sheets of E-TEK Electrophotonics Solutions Corporation (formerly Electrophotonics Corporation) as at April 30, 1999 and July 31, 1998 and the statements of operations and deficit and cash flows for the nine-month period ended April 30, 1999 and the year ended July 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

  In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at April 30, 1999 and July 31, 1998 and the results of its operations and its cash flows for the nine-month period ended April 30, 1999 and the year ended July 31, 1998 in accordance with generally accepted accounting principles in Canada.

PricewaterhouseCoopers LLP

Chartered Accountants

Toronto, Canada
July 21, 1999 (except for note 12(c)
which is as at July 23, 1999)

Comments by Auditor for U.S. Readers on Canada-U.S. Reporting Difference

  In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the shareholders dated July 21, 1999, except for note 12(c) which is as at July 23, 1999, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

PricewaterhouseCoopers LLP

Chartered Accountants

Toronto, Canada
July 21, 1999 (except for note 12(c)
which is as at July 23, 1999)

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION
                    (formerly Electrophotonics Corporation)

                                 BALANCE SHEETS
                       (In thousands of Canadian dollars)

                                                               April    July
                                                                30,      31,
                                                               1999     1998
                                                              -------  -------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................. $ 2,714  $ 5,492
  Accounts receivable -- net of allowance for doubtful
   accounts of $40 (1998 -- $0)..............................     136      136
  Investment tax credits recoverable.........................     399      510
  Inventory..................................................     225       48
  Prepaid expenses and other receivables.....................     108       95
                                                              -------  -------
                                                                3,582    6,281
Capital assets (note 4)......................................     838      588
License -- net of accumulated amortization of $25 (1998 --
 $0).........................................................     145      170
                                                              -------  -------
                                                              $ 4,565  $ 7,039
                                                              =======  =======
                         LIABILITIES
Current liabilities:
  Accounts payable and accrued liabilities................... $   837  $   708
  Current portion of term loan (note 6)......................      45       20
                                                              -------  -------
                                                                  882      728
Term loan (note 6)...........................................     --        40
                                                              -------  -------
                                                                  882      768
                                                              -------  -------
                    SHAREHOLDERS' EQUITY
Capital stock (note 7)
  Common shares..............................................   7,865    7,519
  Warrants...................................................     --        92
  Contributed surplus........................................       5        5
  Stock options..............................................      72      --
Deficit......................................................  (4,259)  (1,345)
                                                              -------  -------
                                                                3,683    6,271
                                                              -------  -------
                                                              $ 4,565  $ 7,039
                                                              =======  =======
Going concern (note 1)

                  E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION
                    (formerly Electrophotonics Corporation)

                      STATEMENTS OF OPERATIONS AND DEFICIT
                       (In thousands of Canadian dollars)

                                                         Nine-Month
                                                        Period Ended Year Ended
                                                         April 30,    July 31,
                                                            1999        1998
                                                        ------------ ----------
Revenue................................................   $   428     $   686
Cost of goods sold.....................................       348         467
                                                          -------     -------
  Gross profit.........................................        80         219
Interest income........................................       148         133
                                                          -------     -------
                                                              228         352
                                                          -------     -------
Operating expenses:
  Research and development, net (note 5)...............     1,341         811
  Marketing and sales..................................       583         312
  Administrative ......................................       816         648
  Interest.............................................        13          18
  Amortization.........................................       389         139
                                                          -------     -------
                                                            3,142       1,928
                                                          -------     -------
Loss before income taxes...............................    (2,914)     (1,576)
Recovery of deferred income taxes......................       --           43
                                                          -------     -------
Loss for the period....................................    (2,914)     (1,533)
Retained earnings (deficit)-- Beginning of period......    (1,345)        188
                                                          -------     -------
Deficit -- End of period...............................   $(4,259)    $(1,345)
                                                          =======     =======
Going concern (note 1)

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION
                    (formerly Electrophotonics Corporation)

                           STATEMENTS OF CASH FLOWS
                      (in thousands of Canadian dollars)

                                                          Nine-month
                                                         period ended Year ended
                                                          April 30,    July 31,
                                                             1999        1998
                                                         ------------ ----------
Cash provided by (used in)
Operating activities
  Loss for the period..................................    $(2,914)    $(1,533)
  Items not affecting cash
    Amortization.......................................        389         139
    Deferred income taxes..............................        --          (43)
    Issuance of stock options for common shares for
     services rendered.................................         72         --
                                                           -------     -------
                                                            (2,453)     (1,437)
Changes in non-cash operating working capital items
  Accounts receivable..................................        --          (38)
  Investment tax credits recoverable...................        111        (292)
  Inventory............................................       (177)        149
  Prepaid expenses and other receivables...............        (13)        (90)
  Accounts payable and accrued liabilities.............        129         476
                                                           -------     -------
                                                            (2,403)     (1,232)
                                                           -------     -------
Investing activities:
  License..............................................        --        (170)
  Capital asset purchases..............................       (614)       (671)
                                                           -------     -------
                                                              (614)       (841)
Financing activities:
  Repayment of bank term loan..........................        (15)        (20)
  Issuance of common shares............................        254       7,507
  Issuance of warrants.................................        --          109
  Decrease in amounts due to shareholders..............        --          (29)
                                                           -------     -------
                                                               239       7,567
                                                           -------     -------
Increase (decrease) in cash and cash equivalents during
 the period ...........................................     (2,778)      5,494
Cash and cash equivalents -- Beginning of period.......      5,492          (2)
                                                           -------     -------
Cash and cash equivalents -- End of period.............    $ 2,714     $ 5,492
                                                           =======     =======
Supplemental information:
  Interest paid........................................    $    10     $     8
                                                           =======     =======
  Issuance of stock options for common shares for
   services rendered...................................    $    72     $   --
                                                           =======     =======

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998

                   (tabular amounts in thousands of dollars)
          (amounts in Canadian dollars, except where otherwise noted)

1--GOING CONCERN

  These financial statements are prepared on a going concern basis, which assumes that E-TEK Electrophotonics Solutions Corporation (the company) will realize its assets and discharge its liabilities in the normal course of business. The company incurred an operating loss of $2,914,000 for the nine-month period ended April 30, 1999 (July 31, 1998--$1,533,000) and reported a deficit at April 30, 1999 of $4,259,000 (July 31, 1998-$1,345,000). The
ability of the company to continue as a going concern is dependent upon obtaining adequate sources of financing and developing and maintaining profitable operations. Should the company be unable to continue as a going concern, assets and liabilities would require restatement on a liquidation basis, which would differ materially from the going concern basis.

  On June 22, 1999, the company was acquired by a U.S. public company (note 12(b)). Management anticipates that this transaction will provide the funding and create the strategic alliances necessary to meet the company's plans. Nevertheless, there are no assurances that these arrangements will be successful or that, together with the projected cash flow from the operations of the company, they will be sufficient to meet its obligations as they become due.

2--NATURE OF OPERATIONS

  The company was formed on June 18, 1999 through an amalgamation of 3030155 Nova Scotia Company and Electrophotonics Corporation Limited (see note 12(a)). The business of the company was previously operated as Electrophotonics Corporation, a company incorporated on August 9, 1993 under the laws of the Province of Ontario, Canada.

  The company is a developer of components and modules for optical networks. The company is in the early stages of commercial manufacturing and marketing of its products.

3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  These financial statements have been prepared in Canadian dollars in accordance with accounting principles generally accepted in Canada, which, in the case of the Company, differ in certain respects from those in the United States as explained in Note 11. The principal accounting policies of the company are summarized below.

  Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue recognition

  Revenue from the sale of the company's products is recognized when shipment occurs and title passes to the customer. A provision is made for estimated warranty costs at the time of the sale. The

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998

company calculates a return provision based on historical experience and makes appropriate reserves at the time the revenue is recognized.

  Cash and cash equivalents

  The company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

  Financial instruments

  The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, receivables, accounts payable and term loan approximate fair value due to their short-term maturities.

  Certain risks and concentrations

  The company's financial instruments, which are exposed to concentration of credit risk, consist primarily of cash and cash equivalents and accounts receivable. The company maintains its accounts for cash and cash equivalents with large low-credit-risk financial institutions in Canada in order to reduce its exposure. The company performs ongoing credit valuations of its customers' financial condition. At April 30, 1999, two customers accounted for 32% and 24% of total accounts receivable. At July 31, 1998, three customers accounted for 34%, 23% and 21% of total accounts receivable. Revenue from a single customer represented 41% of total revenue for the nine-month period ended April 30, 1999 and 34% of total revenue for the year ended July 31, 1998.

  Foreign currency translation

  Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities and transactions are translated at exchange rates prevailing at the respective transaction dates. Revenue and expenses are translated at average rates prevailing during the period. Exchange gains and losses are included in the statements of operations and deficit.

  Inventory

  Inventory is valued at the lower of cost and net realizable value. Cost is determined by the first-in, first-out method.

  Capital assets

  Capital assets are recorded at cost, net of accumulated amortization. Amortization charges are calculated on a straight-line basis over the estimated three-year useful lives of the assets. Leasehold improvements are amortized over the term of the lease plus one renewal period, or the estimated lives, whichever is shorter. The Company reviews capital assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amounts by which the carrying amount of the assets exceeds the projected future cash flows arising from the asset.

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998


  Licences

  External costs of licences are recorded at cost and amortized over their estimated useful lives of five years. If the carrying amount of a licence is no longer recoverable, the related unamortized cost is written down to fair value.

  Research and development

  Research costs are expensed as incurred. Development costs are expensed as incurred unless a project meets the criteria under generally accepted accounting principles for deferral and amortization. The company has not deferred any development costs to date. Investment tax credits earned on scientific research and experimental development expenditures are accounted for using the cost reduction method and accordingly are deducted from the related research and development expenses or related assets in the year of expenditure, provided there is reasonable assurance they will be realized.

  Income taxes

  The company follows the deferral method of tax allocation in accounting for income taxes. Under the deferral method, income taxes are provided for based on accounting income for tax purposes included in the financial statements, regardless of when such income is subject to taxes under tax laws. The differences between the taxes currently payable and taxes accrued are reported as deferred income taxes on the balance sheet. Deferred tax assets for loss carry-forwards are recorded when virtual certainty exists that the benefits will be realized.

4--CAPITAL ASSETS

                              April 30, 1999
                         ------------------------
                                Accumulated
                          Cost  amortization Net
                         ------ ------------ ----
                         $      $            $
  Computer equipment        132       52       80
  Technical equipment       278      120      158
  Optical equipment         734      256      478
  Furniture and fixtures    201       79      122
  Leasehold improvements     41       41      --
                         ------     ----     ----
                          1,386      548      838
                         ======     ====     ====
                               July 31,1998
                         ------------------------
                                Accumulated
                          Cost  amortization Net
                         ------ ------------ ----
                         $      $            $
  Computer equipment         68       20       48
  Technical equipment       127       58       69
  Optical equipment         440       70      370
  Furniture and fixtures    101       32       69
  Leasehold improvements     36        4       32
                         ------     ----     ----
                            772      184      588
                         ======     ====     ====

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998

5--RESEARCH AND DEVELOPMENT EXPENDITURES

                                               April   July 31,
                                              30, 1999   1998
                                              -------- --------
                                              $        $
  Gross research and development expenditures    1,341    1,151
  Less: Investment tax credits                     --      (340)
                                              -------- --------
  Research and development expenditures--net     1,341      811
                                              ======== ========

6--TERM LOAN

  The company has arranged a term loan, bearing interest at prime plus 2.5%, repayable in monthly instalments of $1,667, guaranteed under the Small Business Loans Act. Subsequent to April 30, 1999 the term loan was repaid in full.

7--CAPITAL STOCK

 a) Common shares

                                                                  April   July
                                                                   30,     31,
                                                                  1999    1998
                                                                 ------- -------
   Authorized...................................................
     Unlimited common shares....................................
   Issued and outstanding.......................................
       2,331,374 (1998-2,288,174) common shares................. $ 7,865 $ 7,519
                                                                 ======= =======

  The common share transactions are as follows:

                                               April 30, 1999   July 31, 1998
                                              ---------------- ----------------
                                              Number of        Number of
                                               shares   Amount  shares   Amount
                                              --------- ------ --------- ------
   Issued -- Beginning of period............  2,288,174 $7,519       100 $ --
   On stock split(i)........................        --     --    999,900   --
   On exercise of employee stock options
    (i).....................................     15,000    --        --    --
   Issued for private placement #1 -- net of
    issued costs (ii).......................        --     --    430,000 1,265
   Issued for private placement #2 -- net of
    issue costs (iii).......................                     580,000 4,793
   On conversion of warrants (ii), (iii)....     28,200    346   278,174 1,461
                                              --------- ------ --------- -----
   Issued-End of period.....................  2,331,374  7,865 2,288,174 7,519
                                              ========= ====== ========= =====

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998


 b) Warrants

  The warrant transactions are as follows:

                                             April 30, 1999   July 31, 1998
                                            ---------------- -----------------
                                            Number of        Number of
                                            warrants  Amount warrants   Amount
                                            --------- ------ ---------  ------
   Issued--Beginning of period.............   28,200   $92        --     $
   Issued in connection with private
    placement #1 (ii)......................      --    --     215,000     106
   Issued for brokerage services (ii),
    (iii)..................................      --    --      80,000     147
   On conversion of brokerage warrants
    (ii)...................................      --    --      22,500      10
   Converted into common shares............  (28,200)  (92)  (278,174)   (166)
   Expired.................................      --    --     (11,126)     (5)
                                             -------   ---   --------    ----
   Issued--End of period...................      --            28,200      92
                                             =======   ===   ========    ====

  i) On September 25, 1997, the company subdivided each of the issued common shares into 10,000 common shares, increasing the total number of common shares issued and outstanding from 100 to 1,000,000 and the number of stock options outstanding from 1.5 to 15,000. These options were exercised for an aggregate total of $3 cash on November 2, 1998.

  ii) Private placement #1

      On September 26, 1997, the company issued 430,000 units at a price of $3.50 per unit for cash proceeds of $1,505,000. Each unit consists of one common share and one-half of a warrant, entitling the holder to purchase an additional common share of the company for $4.75. The warrants expire on June 30, 1998. Costs of the transaction include fees of $90,300 and an issuance of 45,000 warrants with a fair value of $43,292. Each warrant entitled the holder to purchase a unit consisting of one common share of the company and one-half of a warrant for a price of $3.50 per unit. Each whole warrant entitled the holder to purchase an additional common share of the company for a price of $4.75 per share. These warrants expire on June 30, 1998.

      The fair values of the warrants were estimated using the Black-Scholes option-pricing model. The following assumptions were used in the model: no annual dividends, expected volatility of 70%, risk free interest rate of 3.81%, and expected life of nine months.

      Based on the fair value of the underlying instruments within the units $1,265,071 of the net proceeds was allocated to common shares and the balance of $106,337 was allocated to the private placement #1 warrants.

      During fiscal 1998, 204,250 private placement #1 warrants were exercised for cash proceeds of $970,188. The remaining warrants expired on June 30, 1998. The amount of $5,000 attributed to the expired warrants has been reflected as contributed surplus.

      During fiscal 1998, 45,000 brokerage warrants were exercised for cash proceeds of $157,500. Of the additional 45,000 half warrants acquired upon the exercise of the brokerage warrants, 44,624 half warrants were exercised for cash proceeds of $105,982 and the remaining 376 half warrants expired on June 30, 1998.

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998

  iii) Private placement #2

       On February 9, 1998, the company issued 580,000 common shares at a price of $9.00 per share for cash proceeds of $5,220,000. Costs of the transaction include fees of $313,200 and an issuance of 35,000 brokerage warrants with a fair value of $114,091. Each warrant entitled the holder to purchase one common share of the company for a price of $9.00 per share. These warrants expire on February 5, 1999.

       The fair values of the brokerage warrants were estimated using the Black-Scholes option-pricing model. The following assumptions were used in the model: no annual dividends, expected volatility of 70%, interest rate of 5.06%, and expected life of one year.

       During fiscal 1998, 6,800 brokerage warrants were exercised for cash proceeds of $61,200. During the nine-month period ended April 30, 1999, the remaining 28,200 brokerage warrants were exercised for cash proceeds of $253,900.

 c) Stock Options

  On September 26, 1997, the company approved a stock option plan for the benefit of certain key employees, officers and directors. The plan allows options to be issued aggregating not more than 10% of the issued and outstanding shares of the company. Each option under the incentive plan allows for the purchase of one common share and expires not later than ten years from the date granted. Any unvested options may be cancelled if employment is terminated.

                                                                        Number
                                                                        -------
       Balance--July 31, 1997..........................................  15,000
       Granted at $3.50................................................ 114,750
       Granted at $9.00................................................  88,014
       Exercised.......................................................     --
       Cancelled.......................................................     --
                                                                        -------
       Balance--July 31, 1998.......................................... 217,764
       Granted at $9.00................................................  26,400
       Exercised....................................................... (15,000)
       Cancelled....................................................... (17,418)
                                                                        -------
       Balance--April 30, 1999......................................... 211,746
                                                                        =======

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998

  As at April 30, 1999, the company had stock options outstanding as follows:

                           Fiscal
                             year      Number of
Class of option holder     issued options issued         Expiry Exercise price
----------------------    ------- --------------         ------ --------------
                                                                             $
                                                 December 2000-
Employees................  1998       98,013     September 2002   3.50-9.00
                                                   August 2001-
                           1999       17,400         April 2002        9.00
                                                 December 2000-
Executive officers.......  1998       20,833     September 2002        3.50
Directors not executives                         December 2000-
 or employees............  1998       54,000           May 2003   3.50-9.00
                                                  October 2000-
Non-employees............  1998       12,500       October 2002        3.50
                           1999        9,000         April 2002        9.00
                                     -------
                                     211,746
                                     =======

  The options are subject to various vesting requirements as outlined in the plan.

  Non-employee options

  The fair value of stock options granted to non-employees was estimated on the date the non-employee earned the option using the Black-Scholes option-pricing model with the following weighted average assumptions: no annual dividend, expected volatility of 70%, interest rate of 4.88% and expected life of three years. The weighted average fair value of stock options earned in the nine-month period ended April 30, 1999 was $6.83. The resulting values have been charged to the statements of operations and deficit in the period that services were rendered. The fair value of the stock options charged to the statements of operations and deficit in 1999 was $71,672.

8--INCOME TAXES

 Investment tax credits

  Investment tax credits have been claimed on qualifying research and development expenditures and are subject to review and audit by Revenue Canada. As a result, amounts recovered may differ from the amounts recorded in the financial statements.

  Assuming the Company is a qualifying corporation for the taxation year that includes the nine-month period ended April 30, 1999, during the period ended April 30, 1999, the company has generated refundable investment tax credits of approximately $425,000. The benefit of these refundable investment tax credits has not been recorded in the accounts.

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998


  The company has non-refundable investment tax credits available for carry-forward against future years' federal income taxes payable of approximately $153,000, expiring $108,000 in 2006 and $45,000 in 2007, and unclaimed scientific research and development expenditures of $1,733,000 that may be carried forward indefinitely. The benefit of these amounts has not been recorded in the accounts.

 Income taxes

  The company has income tax loss carry-forwards of $2,077,000 for federal purposes and $3,351,000 for provincial purposes. The benefit of these losses has not been recorded in the accounts. The income tax loss carry-forwards expire as follows:

                                                              Federal Provincial
                                                              ------- ----------
  2000....................................................... $  --     $   23
  2001.......................................................               47
  2002.......................................................    --         99
  2003.......................................................    579     1,350
  2004.......................................................  1,498     1,832
                                                              ------    ------
                                                               2,077     3,351
                                                              ======    ======

9--COMMITMENTS

  The company's commitments under premises and equipment leases are as follows:

     2000................................................................... $57
     2001...................................................................   9
     2002...................................................................   2
     2003...................................................................   2
                                                                             ---
                                                                              70
                                                                             ---

10--UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

  The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998


11--UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  These financial statements have been prepared in accordance with generally accepted accounting principles in Canada (Canadian GAAP) which, in the case of the company conform, in all material respects with generally accepted accounting principles in the United States (U.S. GAAP), except as set forth below.

  Accounting for income taxes

  Under Canadian GAAP, the deferral method is used, whereby deferred tax assets for loss carry-forwards may be recognized if it is virtually certain that the benefit will be realized. Under U.S. GAAP, the liability method is used, whereby deferred tax assets for loss carry-forwards are recognized and reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax assets will not be realized. The difference between the deferral and liability methods has had no effect on the statements of operations and deficit. The company has maintained its 100% valuation allowance on the net deferred tax asset because of the lack of profitability in the past, the risk that taxable income may not be generated in the future and the non-transferable nature of the deferred tax asset.

  The deferred tax balances are summarized as follows:

                                                              April 30, July 31,
                                                                1999      1998
                                                              --------- --------
   Deferred tax assets
     Share issue costs.......................................  $   145   $  178
     Research expenses.......................................      773      482
     Non-capital losses......................................    1,125      404
                                                               -------   ------
                                                                 2,043    1,064
                                                               -------   ------
   Deferred tax liabilities
     Capital assets..........................................      152      179
     Warranty and other provisions...........................      178      228
                                                               -------   ------
                                                                   330      407
                                                               -------   ------
                                                                 1,713      657
   Valuation allowance.......................................   (1,713)    (657)
                                                               -------   ------
   Net deferred tax asset....................................       --       --
                                                               -------   ------

  The valuation allowance increased by $1,056,000 during the nine-month period ended April 30, 1999.

  Accounting for stock-based compensation

  Under U.S. GAAP, the company has elected to continue to measure compensation cost related to awards of stock options using the intrinsic value based method of accounting (APB25).

  In accordance with APB25, the compensation component related to options granted during the year ended July 31, 1998 is $518,468 and during the nine-month period ended April 30, 1999 is $192,042, which would be amortized into the results of operations over the option vesting period.

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998

Under Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-based
Compensation," the company is required to have pro forma disclosures of the loss for the period as if the fair value based method of accounting had been applied for stock options granted to employees and directors.

  For disclosure purposes, the fair value of each stock option granted to employees and directors was estimated on the date of grant using the Black-Scholes option-pricing model, with the following weighted average assumptions used for stock options granted:

                                                           April 30,  July 31,
                                                             1999       1998
                                                           --------- ----------
Annual dividends..........................................      nil         nil
Expected volatility.......................................       --          --
Interest rate.............................................     4.98%       5.12%
Expected life.............................................  3 years  3.45 years

  Under the above model, the total value of stock options granted to employees and directors was $628,604 during the year ended July 31, 1998 and $213,291 during the nine-month period ended April 30, 1999, which would be amortized on a pro forma basis over the option vesting period. Had the company determined compensation cost for these plans in accordance with SFAS No. 123, the company pro forma loss would have been unchanged at $1,533,000 for the year ended July 31, 1998 and $2,986,000 for the nine-month period ended April 30, 1999.

  Operations

  The reconciliation of the loss determined in accordance with Canadian GAAP to the loss determined as result of the application of the above-noted U.S. accounting principles is as follows:

                                                             April 30, July 31,
                                                               1999      1998
                                                             --------- --------
Loss for the period as reported.............................  $(2,914) $(1,533)
Accounting for stock based compensation.....................      (58)      --
                                                              -------  -------
Loss for the period in accordance with U.S. GAAP............   (2,972)  (1,533)
                                                              =======  =======

12 SUBSEQUENT EVENTS

 a) On June 14, 1999, Electrophotonics Corporation, a company incorporated under the laws of the Province of Ontario, Canada, received a continuance to carry on business in the Province of Nova Scotia, Canada, changed its name to Electrophotonics Corporation Limited and amended its authorized capital to a maximum of 100 million common shares. On June 18, 1999, Electrophotonics Corporation Limited was amalgamated with 3030155 Nova Scotia Company, a company incorporated under the laws of the Province of Nova Scotia, Canada, to form an amalgamated company named E-TEK Electrophotonics Solutions Corporation.

 b) On June 22, 1999, the company was acquired by Lundy Technology Co. (Lundy), a wholly owned subsidiary of E-TEK Dynamics Inc. (E-TEK), a U.S. public company. Immediately prior to the acquisition, 101,068 stock options were converted into common shares of the company for proceeds of $449,000. Promissory notes pertaining to these stock option conversions of $246,000 were issued by the company. Lundy acquired all of the company's outstanding common shares, in exchange for a combination of approximately 400,000 shares of Class A common stock of Lundy and US$26,728,000 in cash. Shares of Class A common stock of Lundy are exchangeable into the shares of common stock

                 E-TEK ELECTROPHOTONICS SOLUTIONS CORPORATION

                    (formerly Electrophotonics Corporation)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                       April 30, 1999 and July 31, 1998

of E-TEK at the option of the holder within two years of the transaction. As of June 22, 1999, the value of E-TEK common stock that could have been received upon the conversion of the shares of Class A common stock of Lundy was US$13,709,000. All unexercised options were cancelled on the date of the transaction.

 c) On July 23, 1999, the company entered into an agreement to lease premises for future minimum commitments of approximately $1,260,000, payable over the next five years commencing August 1, 1999.